As filed with the Securities and Exchange Commission on August 22, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DXP Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

5301 Hollister
Houston, Texas 77040
(713) 996-4700
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
DXP ENTERPRISES, INC. 2016 OMNIBUS INCENTIVE PLAN, as amended
(Full title of the plan)

Kent Yee
Senior Vice President and Chief Financial Officer
5301 Hollister
Houston, Texas 77040
(713) 996-4700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copies to:
Brian P. Fenske
Norton Rose Fulbright US LLP
Fulbright Tower
1301 McKinney, Suite 5100
Houston, Texas 77010
Telephone: (713) 651-5557
Facsimile: (713) 651-5246
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in in Rule 12b-2 of the Exchange Act.

Large accelerated filer	¬	Accelerated filer	☒

Non-accelerated filer	¬	Smaller reporting company	¬

		Emerging growth company	¬

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ¬

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	500,000 shares (2)	$33.20 (3)	$16,600,000	$2,011.92

(1)
This Registration Statement also includes such additional number of shares of DXP Enterprises Inc. common stock, par value $0.01 (“Common Stock”), issuable under the DXP Enterprises Inc. 2016 Omnibus Incentive Plan, as amended (the “2016 Plan”), as may be required in the event of a stock split, stock dividend or similar transaction in accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents 500,000 additional shares of Common Stock reserved for future issuances under the 2016 Plan.
(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act, based upon the average of the high and low prices of Common Stock on August 19, 2019, as reported on the NASDAQ Global Select Market, of $33.20.

EXPLANATORY NOTE
On June 19, 2019, at the 2019 Annual Meeting of Shareholders of DXP Enterprises Inc. (the “Company”), the Company’s shareholders approved an amendment (the “Amendment”) to the DXP Enterprises Inc. 2016 Omnibus Incentive Plan, as amended (the “Plan”). The Amendment provides that an additional 500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) may be issued under the Plan (the “Additional Shares”).
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by the Company to register the Additional Shares. These shares are in addition to the 500,000 shares of Common Stock, that may be issued under the Plan pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-213226) filed with the Securities and Exchange Commission (the “SEC”) on August 19, 2016, (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement, except to the extent supplemented, amended and superseded by the information set forth herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1
Restated Articles of Incorporation of DXP Enterprises, Inc., as amended (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (Reg. No. 333-61953), filed with the SEC on August 20, 1998).

4.2	Bylaws of DXP Enterprises, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 10, 2018 (File No. 000-21513)).

4.3	Form of common stock certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (Reg. No. 333-61953), filed with the SEC on August 20, 1998).

5.1*	Opinion of Norton Rose Fulbright US LLP regarding legality of securities being registered.

23.1*	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Hein and Associates LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Norton Rose Fulbright US LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (included as part of signature page to this Registration Statement).

99.1
DXP Enterprises, Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.1 to Company’s Registration Statement on Form S-8 (File No. 333-213226), filed with the SEC on August 19, 2016).

99.2*	Amendment to the the DXP Enterprises, Inc. 2016 Omnibus Incentive Plan, as amended, approved by the shareholders on June 19, 2019.

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 22, 2019.

DXP ENTERPRISES INC.

By:	/s/ David R. Little
David R. Little
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, the undersigned officers and directors of DXP Enterprises Inc., hereby severally constitute and appoint David R. Little and Kent Yee, and each of them singly (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David R. Little	Chairman of the Board, President, Chief Executive	August 22, 2019
David R. Little	Officer and Director (Principal Executive Officer)

/s/ Kent Yee	Senior Vice President, Chief Financial Officer	August 22, 2019
Kent Yee	and Secretary (Principal Financial Officer)

/s/ Gene Padgett	Senior Vice President and Chief Accounting	August 22, 2019
Gene Padgett	Officer (Principal Accounting Officer)

/s/ Cletus Davis	Director	August 22, 2019
Cletus Davis

/s/ Timothy P. Halter	Director	August 22, 2019
Timothy P. Halter

/s/ David Patton	Director	August 22, 2019
David Patton